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                               EXHIBIT 10.2


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                             MERCURY AIR GROUP, INC.

     THIS AGREEMENT, entered into as of the 21st day of March, 1996 (the "Agreement Date"), by and between Frederick H. Kopko (the "Consultant"), and Mercury Air Group, Inc., a New York corporation (the "Company").

                                WITNESSETH THAT:

     WHEREAS, the Consultant has been selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive a Non-Qualified Stock Option award outside of the Company's existing stock option plans; and

     WHEREAS, the Company maintains the Mercury Air Group, Inc. 1990 Long-Term Incentive Plan (the "Plan") and, except as specifically set forth herein to the contrary, this Agreement shall be deemed governed by and subject to the provisions of such Plan.

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Consultant, as follows:

     1. AWARD, PURCHASE PRICE. Subject to the terms of this Agreement and the Plan, the Consultant is hereby awarded an option (the "Option") to purchase a total of 5,000 shares of Common Stock, $.01 par value ("Stock"). The option price of each share of Stock subject to the Option shall be $9.875. The Option is not intended, and will not be treated, as an incentive stock option (as that term is used in section 422A of the Internal Revenue Code of 1986, as amended).

     2.  DATE OF EXERCISE.    The Option shall be exercisable from the
Agreement Date through the tenth anniversary of the Agreement Date.

     3. METHOD OF OPTION EXERCISE. The option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the date the Option expires. Such notice shall specify the number of shares of Stock which the Consultant elects to purchase, and shall be accompanied by payment of the option price for such shares of Stock indicated by the Consultant's election. Subject to the provisions of the following sentence, payment shall be by cash or by check payable to the Company. To the extent permitted by the Committee, all or a portion of such required amount may be paid by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash which would otherwise be required.

     4. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Subject to the terms of the Plan, any benefits payable to the Consultant under


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this Agreement that are not paid at the time of the Consultant's death shall be paid at the time and in the form determined in accordance with the foregoing provisions of this Agreement, to the beneficiary designated by the Consultant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Consultant fails to designate a beneficiary, or if the designated beneficiary of the deceased Consultant dies before the Consultant or before complete payment of the amounts distributable under this Agreement, the Committee shall, in its discretion, direct that amounts to be paid under this Agreement be paid to:

     (a) one or more of the Consultant's relatives by blood, adoption or marriage and in such proportion as the Committee decides; or

     (b) the legal representative or representatives of the estate of the last to die of the Consultant and his beneficiary.

     5. DEFINITIONS. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     6. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     7. PLAN GOVERNS. Except as specifically set forth in this Agreement, notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Consultant from the office of the Secretary of the Company.


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     8.  AMENDMENT.  This Agreement may be amended by written Agreement of the Consultant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Consultant has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be affixed hereto, all as of the Agreement Date.


                                               FREDERICK H. KOPKO


                                               _____________________________


                                               MERCURY AIR GROUP, INC.


                                               By:  ________________________

                                               Its: Chief Financial Officer














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